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                                                                    EXHIBIT 11.1

                            MICRON TECHNOLOGY, INC.

                       COMPUTATION OF PER SHARE EARNINGS
                (AMOUNTS IN MILLIONS EXCEPT FOR PER SHARE DATA)

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
                                                                               FISCAL YEAR ENDED
                                                            ------------------------------------------------------
                                                              AUGUST 28, 1997   AUGUST 29, 1996   AUGUST 31, 1995
                                                              ----------------  ----------------  ----------------
PRIMARY

Weighted average shares outstanding.........................             210.0             207.8             205.1
Net effect of dilutive stock options........................               6.3               7.2               8.8
                                                                        ------            ------            ------
Total shares................................................             216.3             215.0             213.9
                                                                        ======            ======            ======
Net income..................................................            $332.2            $593.5            $844.1
                                                                        ======            ======            ======
Primary earnings per share..................................            $ 1.54            $ 2.76            $ 3.95
                                                                        ======            ======            ======

FULLY DILUTED

Weighted average shares outstanding.........................             210.0             207.8             205.1
Net effect of dilutive stock options........................               7.5               7.2              11.1
                                                                        ------            ------            ------
Total shares................................................             217.5             215.0             216.2
                                                                        ======            ======            ======
Net income..................................................            $332.2            $593.5            $844.1
                                                                        ======            ======            ======
Fully diluted earnings per share............................            $ 1.53            $ 2.76            $ 3.90
                                                                        ======            ======            ======
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